CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated May 21, 2003, accompanying the consolidated financial statements and schedule included in the Annual Report of Quality Systems, Inc. on Form 10-K for the year ended March 31, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statements of Quality Systems, Inc. on Forms S-8 (File No. 33-31949, effective November 6, 1989, File No. 333-63131, effective September 10, 1998 and File No. 333-67115, effective November 12, 1998).


/s/  Grant Thornton LLP

Irvine, California
June 23, 2003


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